                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     UNITED PARCEL SERVICE OF AMERICA, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         [LOGO] UNITED PARCEL SERVICE
                 55 Glenlake Parkway, NE, Atlanta, GA 30328

                    Notice of Annual Meeting of Shareowners

                                  MAY 9, 1996

To our Shareowners:

     The Annual Meeting of Shareowners of United Parcel Service of America, Inc., a Delaware corporation ("UPS"), will be held at The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, on May 9, 1996, at 9:00 A.M., for the following purposes:

     1. To elect a Board of Directors to serve until the next annual meeting of shareowners;

     2. To approve the UPS 1996 Stock Option Plan;

     3. To confirm the appointment of Deloitte & Touche LLP, independent auditors, as auditors of UPS and its subsidiaries for the year ending December 31, 1996; and

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 11, 1996 as the record date for determining holders of common stock of UPS entitled to notice of and to vote at the meeting.

                                          Joseph R. Moderow
                                               Secretary

Atlanta, GA
March 31, 1996

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING, KINDLY SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

                         [LOGO] UNITED PARCEL SERVICE
                 55 Glenlake Parkway, NE, Atlanta, GA 30328

                                                                  March 31, 1996

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors (the "Board") of United Parcel Service of America, Inc. ("UPS" or the "Company") and is being mailed with this Proxy Statement to all shareowners on or about March 31, 1996. The person giving the proxy has the right to revoke it at any time before it is voted by giving written notice of revocation to the Secretary of UPS, by submitting a subsequent proxy or by voting in person at the meeting. The expense of proxy solicitation will be paid by UPS. In addition to solicitation by mail, employees may personally solicit proxies for which no additional compensation will be paid.

     UPS had 557,357,339 shares of Common Stock outstanding and entitled to vote at the close of business on March 11, 1996. These shares are the only securities of UPS entitled to be voted at the Annual Meeting of Shareowners on May 9, 1996 (the "Annual Meeting"). Each share of Common Stock is entitled to one vote except that the voting rights of any shareowner or shareowners as a group who beneficially own more than 10% of the voting stock, except the UPS Managers Stock Trust, UPS Employees Stock Trust, or any employee benefit plan of UPS, are limited so that such shareowner or group may cast only one one-hundredth of a vote with respect to each share in excess of 10 percent of the outstanding shares of Common Stock. Only shareowners of record at the close of business on March 11, 1996 will be entitled to vote. Saul & Co., nominee for First Fidelity Bank, N.A., now First Union National Bank, ("First Union"), as Trustee under the UPS Managers Stock Trust and the UPS Employees Stock Trust (the "Trusts"), is the record owner of 329,989,964 shares, constituting 59.21% of the Common Stock of UPS outstanding and entitled to vote as of March 11, 1996.

     Owners of Common Stock held by First Union under the Trusts may direct the voting of their shares by executing and returning to First Union voting instructions that they receive along with this notice of meeting and Proxy Statement. An owner of shares subject to one of the Trusts who wishes to vote his or her shares in person at the meeting may request First Union to issue a proxy to him or her for the number of shares held for his or her account. Shares for which no instructions or requests for proxies are received by First Union prior to May 3, 1996 will be voted by First Union. At the 1995 annual meeting of shareowners, shares for which no instructions or requests were given amounted to 52.49% of the total shares subject to the UPS Managers Stock Trust. All such shares were voted by First Union in favor of the Board's proposals.

     UPS's By-Laws provide that at any meeting of shareowners, the holders of a majority of the issued and outstanding Common Stock of UPS present in person or by proxy constitute a quorum for the transaction of business at the meeting. The election of directors will be decided by a plurality of the votes of the shares present in person or by proxy, and entitled to vote thereon. The approval of the 1996 Stock Option Plan and the ratification of the appointment of Deloitte & Touche LLP as independent auditors requires the affirmative vote of a majority of the votes of the shares present in person or by proxy, and entitled to vote thereon. An abstention will be counted as a vote against the approval of the 1996 Stock Option Plan and the ratification of Deloitte & Touche LLP as independent auditors. Both votes withheld and abstentions will be counted for quorum purposes.

                             ELECTION OF DIRECTORS

     All shares of stock represented by properly executed proxies will be voted for the election of the directors specified therein by the shareowners, unless otherwise specified, all shares will be voted for the election of the following persons as directors who, if elected, will serve until the next annual meeting and until the election and qualification of their successors. All directors are elected annually.

NOMINEES

     A Board of 13 directors will be elected at the 1996 annual meeting. All of the current directors have been nominated for re-election. John J. Kelley retired after 34 years of valuable service and has requested that he not be renominated. Mr. Robert J. Clanin has been nominated as a director nominee. Mr. Clanin is currently an officer of UPS and a member of its Management Committee.

     The Board has no reason to anticipate that any nominee, if elected, will decline or be unable to serve. In case any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee designated by the Board or the Board may elect to reduce the number of directors.

     Set forth below is certain biographical information concerning each of the nominees for election as a director.

- ----------------------           John W. Alden                       Age 54                   Director since 1988
- ----------------------           UPS Senior Vice President and Business Development Group Manager
- ----------------------
- ----------------------           In 1986, John was elected Senior Vice President and named to succeed Kent C. (Oz)
- ------[PHOTO]---------           Nelson in heading the Business Development Group. In 1989, he assumed additional
- ----------------------           responsibility for Public Relations. John, who majored in history while attending
- ----------------------           Boston University, started with UPS as an operations report clerk in Watertown,
- ----------------------           Massachusetts in 1965. Two years later, he was promoted into supervision. After
- ----------------------           several staff and hub assignments, he became the East New England District Customer
                                 Service Office Manager in 1971. The following year, John was named to manage the entire Customer Service function for the district. In 1976, John became an assistant to the Midwest Region Customer Service Manager. He was promoted to
                                 Midwest Region Customer Service Manager in January 1977. John joined the UPS corporate office in 1978 as Customer Development Manager.
                                 ----------------------------------------------------------------------------------
- ----------------------           William H. Brown, III                Age 68                   Director since 1983
- ----------------------           Partner in the law firm of Schnader, Harrison, Segal & Lewis in Philadelphia,
- ----------------------           Pennsylvania
- ----------------------
- ------[PHOTO]---------           Bill received a bachelor's degree from Temple University in 1952 and graduated from
- ----------------------           the University of Pennsylvania School of Law in 1955. From 1955 to 1968, Bill
- ----------------------           practiced in a small law firm from which four of seven partners became Federal
- ----------------------           Judges, and three others became State Judges. In 1968, he became a Deputy District
- ----------------------           Attorney in Philadelphia. Bill was appointed to the U.S. Equal Employment
                                 Opportunity Commission by President Johnson in 1968 and was selected as its
                                 Chairman by President Nixon in 1969. While with the EEOC, he won nationwide attention for his work in negotiating a consent decree in the EEOC complaint against AT&T. Bill joined his current firm after leaving his EEOC post in 1973.
                                 Since then, his broad experience in litigation and other matters includes handling a number of legal matters on behalf of UPS.
                                 ----------------------------------------------------------------------------------
- ----------------------           Robert J. Clanin                     Age 52                     Director Nominee
- ----------------------           UPS Senior Vice President and Chief Financial Officer
- ----------------------
- ----------------------           Bob joined UPS in 1971 as a part-time accounting clerk. Two years later he was
- ------[PHOTO]---------           promoted to Accounting Manager. In 1979 he was named Wisconsin District Controller
- ----------------------           and worked in Corporate Finance and Accounting before accepting the position of
- ----------------------           Southwest Region Controller in 1987. Bob returned to corporate in 1989 as Treasury
- ----------------------           Manager and then Finance Manager prior to assuming responsibilities for his present
- ----------------------           position. Bob received a bachelor's degree from Bradley University in Business
                                 Administration. Bob is also a director of the Georgia Council on Economic Education and Overseas Partners Ltd.

                                 ----------------------------------------------------------------------------------
- ----------------------           Carl Kaysen                         Age 76                   Director since 1974
- ----------------------           David W. Skinner Professor of Political Economy Emeritus
- ----------------------           Massachusetts Institute of Technology
- ----------------------
- -------[PHOTO]--------           Carl became associated with UPS through his affiliation with the University of
- ----------------------           Pennsylvania where he is a trustee, and also serves on the Advisory Committee for
- ----------------------           the UPS Foundation Endowment Fund. Carl has served on the faculty of Harvard and as
- ----------------------           director of the Institute for Advanced Study in Princeton, New Jersey. He is
- ----------------------           Chairman of the Board of CRA, an economic consulting firm in Boston, and has been a director of the Polaroid Corporation, and has also acted as economic consultant to national leaders and institutions.
                                 ----------------------------------------------------------------------------------
- ----------------------           James P. Kelly                      Age 52                   Director since 1991
- ----------------------           UPS Executive Vice President and Chief Operating Officer
- ----------------------
- ----------------------           Jim joined UPS in 1964 as a package car driver in the Metro Jersey district. He
- -------[PHOTO]--------           entered supervision two years later and was promoted to Center Manager in 1968.
- ----------------------           Subsequent assignments included Package Division Manager and Labor Relations
- ----------------------           Manager in the Metro Jersey district. By attending night school during that period,
- ----------------------           he earned a degree in Management from Rutgers University. Jim was named Atlantic
- ----------------------           District Manager in 1979 and later served as Pacific Region Labor Relations Manager before being promoted to North Central Region Manager in 1985. In 1988, he was
                                 assigned as a corporate Labor Relations Manager and became U.S.A. Operations
                                 Manager in 1990. In June 1992 Jim became Chief Operating Officer. In February 1994 he became Executive Vice President. Jim is also a director of AT&T Capital
                                 Corporation.
                                 ----------------------------------------------------------------------------------
                                 Gary E. MacDougal                   Age 59                   Director since 1973
                                 Foundation Trustee, Investor, and former Chairman of the Board and Chief Executive
                                 Officer of Mark Controls Corporation
- ----------------------
- ----------------------           From 1963 to 1968 Gary was with McKinsey & Co., an international management
- ----------------------           consulting firm, where he became a partner. From 1969 to 1987 Gary was Chairman and
- ----------------------           Chief Executive Officer of Mark Controls Corporation (flow control products
- ------[PHOTO]---------           manufacturer). In 1988 he became honorary Chairman. In 1988 Gary was assistant
- ----------------------           campaign manager in the Bush presidential campaign, and in 1989 was appointed by
- ----------------------           President Bush as delegate and alternate representative in the U.S. delegation to
- ----------------------           the United Nations. He is a trustee of the Bulgarian American Enterprise Fund and a
- ----------------------           trustee of the Annie E. Casey Foundation. He is currently Chairman of the
                                 Governor's Task Force on Human Service Reform for the State of Illinois. Gary
                                 received his bachelor's degree from the University of California at Los Angeles in
                                 Engineering in 1958. After receiving his degree, he spent three years as a U.S.
                                 Navy officer. Following service, Gary attended Harvard Business School where he received his M.B.A. degree. He is a director and a member of the executive committee of Union Camp Corporation, a forest products producer. He also serves as an advisory director of Saratoga Partners, a New York-based venture capital fund.
                                 ----------------------------------------------------------------------------------
- ----------------------           Joseph R. Moderow                   Age 47                   Director since 1988
- ----------------------           UPS Senior Vice President, Secretary and Legal & Public Affairs Group Manager
- ----------------------
- ----------------------           In 1986, Joe was named as Legal & Regulatory Group Manager and elected a Senior
- -------[PHOTO]--------           Vice President and Secretary. He assumed additional responsibility for Public
- ----------------------           Affairs in 1989. Joe began his UPS career in 1968 as a sorter and unloader in the
- ----------------------           South California District while an undergraduate student. He earned a bachelor's
- ----------------------           degree in Economics from California State University and a law degree from Western
- ----------------------           State University. He is a member of the State Bar of California. Joe was promoted into supervision in 1973 and later served as the Arizona District Industrial
                                 Engineering Manager. In 1977, he was assigned to the National Legal & Regulatory
                                 Group. In 1981, Joe participated in the President's Commission on Executive
                                 Exchange in Washington, DC where he served in the U.S. Department of Labor. In
                                 1982, Joe became the West Virginia District Manager. He was then assigned to the national Labor Relations group and later headed the operations team during the start-up of international air service.

                                 ----------------------------------------------------------------------------------
- ----------------------           Kent C. ("Oz") Nelson                      Age 58            Director since 1983
- ----------------------           UPS Chairman of the Board and Chief Executive Officer
- ----------------------
- ----------------------           Oz graduated from Ball State University in 1959 with a bachelor's degree in
- -------[PHOTO]--------           Business Administration. Two days later he began his UPS career as a Sales and
- ----------------------           Customer Service Representative in Kokomo, Indiana. He has served as Customer
- ----------------------           Service Manager in Indiana, North Illinois, Metro Chicago, and the Midwest Region.
- ----------------------           In 1973, Oz assumed national customer development responsibilities. He served first
- ----------------------           on the study team and then on the team that implemented our service in Germany in
                                 1976. In 1978, he was named National Customer Service Manager and also assigned to develop our marketing department. Oz was elected Senior Vice President in 1983 and was our Finance Group Manager and Chief Financial Officer from 1984 to 1987. He became Executive Vice President in 1986 and Vice Chairman in February 1989. In
                                 November 1989, Oz succeeded Jack Rogers as Chairman of the Board. He is also a director of PHH Corporation.
                                 ----------------------------------------------------------------------------------
- ----------------------           Vic Pelson                                 Age 58            Director since 1990
- ----------------------           Executive Vice President and Chairman -- AT&T Global Operations Team
- ----------------------
- ----------------------           In his present capacity as Executive Vice President and Chairman of AT&T's Global
- ------[PHOTO]---------           Operations Team, Vic is responsible for the effectiveness of AT&T's operations
- ----------------------           worldwide. He is a member of AT&T's Board of Directors and the Management Executive
- ----------------------           Committee. Vic started with AT&T in 1959 as an engineer and held a variety of
- ----------------------           assignments in different departments, including engineering, operations, finance,
- ----------------------           marketing and sales. He has served in executive positions with virtually every part of AT&T. He is also a member of the Board of Directors of Eaton Corp. Vic has a bachelor's degree in Mechanical Engineering from New Jersey Institute of Technology and an M.B.A. from New York University. He is Chairman of the Board of Trustees for
                                 the New Jersey Institute of Technology. After 37 years of service, Vic has announced his retirement from AT&T as of the end of March, 1996.
                                 ----------------------------------------------------------------------------------
                                 John W. Rogers                             Age 62            Director since 1979
- ----------------------           Formerly UPS Chairman and Chief Executive Officer
- ----------------------
- ----------------------           Jack was elected a Director and Vice President in November 1979. In January of that
- ----------------------           year, he was given responsibility for our national operations, succeeding George
- -------[PHOTO]--------           Lamb in that position. Jack graduated from Miami University in Ohio with a degree
- ----------------------           in Business Administration in 1957. He began his career with our Company that same
- ----------------------           year as a trainee in Cincinnati. His first UPS assignments involved night loading
- ----------------------           and delivering. He next worked in industrial engineering and personnel before
- ----------------------           entering hub and delivery operations. Jack was then promoted to Division Manager in
                                 Chicago and later Operations Manager in Wisconsin. He became the first Georgia
                                 District Manager in 1966. In 1972, he was appointed West Region Manager. Two years later, he was named the Northeast Region Manager. In 1976, Jack was assigned to national operations with coordinating responsibilities for four regions. He was elected Senior Vice President and then Vice Chairman in 1983 and became Chairman and Chief Executive Officer in May 1984. He stepped down as Chairman of the Board in November 1989 and retired from active employment at the end of the year. He has agreed to continue to serve as a Director.
                                 ----------------------------------------------------------------------------------
- ----------------------           Charles L. Schaffer                        Age 50            Director since 1992
- ----------------------           UPS Senior Vice President and Engineering Group Manager
- ----------------------
- ----------------------           Chuck joined UPS in 1970 as a part-time loader/unloader in Metro Chicago district.
- ------[PHOTO]---------           He was later promoted to hub supervisor, and became a full-time personnel
- ----------------------           supervisor in 1973 after graduation from the University of Illinois where he earned
- ----------------------           a bachelor's degree in Quantitative Methods. He was assigned to Industrial
- ----------------------           Engineering ("I.E.") in 1974, and became a member of the West Region I.E. staff in
- ----------------------           1977. Chuck was promoted to Missouri District I.E. Manager in 1978. Chuck then held a variety of package and hub operations assignments before being named North
                                 Illinois I.E. Manager in 1981. He was promoted to Midwest Region I.E. Manager in
                                 1984. In 1986, Chuck was named Arizona District Manager. In 1988, he became the
                                 Technology Task Group Coordinator in Strategic Planning, and was later promoted to corporate Plant Engineering Manager in 1989. Chuck became our Engineering Group
                                 Manager in 1990.

                                 ----------------------------------------------------------------------------------
- ----------------------           Robert M. Teeter                           Age 57            Director since 1990
- ----------------------           President of Coldwater Corporation
- ----------------------
- ----------------------           Bob is a graduate of Albion College and holds a master's degree from Michigan State
- -------[PHOTO]--------           University. He is president of Coldwater Corporation, a Michigan consulting and
- ----------------------           research firm that specializes in the areas of strategic planning, policy
- ----------------------           development and public opinion analysis. For more than 20 years he held several
- ----------------------           management positions, including President, with Market Opinion Research Company,
- ----------------------           one of the nation's largest research firms. Bob is also a director of
                                 Browning-Ferris Industries, Inc., Detroit and Canada Tunnel Corporation, Optical
                                 Imaging Systems and Durakon Industries.
                                 ----------------------------------------------------------------------------------
- ----------------------           Calvin E. Tyler, Jr.                       Age 53            Director since 1991
- ----------------------           UPS Senior Vice President and U.S.A. Operations Manager
- ----------------------
- ----------------------           After studying Business Administration at Morgan State College, Cal began his UPS
- -------[PHOTO]--------           career in 1964 as a package car driver in Baltimore. He was promoted into
- ----------------------           supervision two years later and became a center manager in 1968. After assisting
- ----------------------           with the opening of two Texas districts, Cal was assigned as a Package Division
- ----------------------           Manager in the Houston area in 1971. He received his first district manager
- ----------------------           assignment in 1973 in Nebraska. After later serving as District Manager in North
                                 Jersey for four years and South Florida for three years, Cal was named Northwest
                                 Region Manager in 1982. He served as South Central Region Manager for two years before becoming corporate Human Resources Manager in 1988. He assumed his current assignment in 1991.
                                 ----------------------------------------------------------------------------------


STOCK OWNERSHIP

     Set forth below is information relating to the beneficial ownership of Common Stock by (i) each person known by UPS to own beneficially more than five percent of the outstanding Common Stock, (ii) director or director nominee,
(iii) the Chief Executive Officer and each of the four highest paid executive officers and (iv) all directors and executive officers as a group:

                                                   COMMON STOCK HELD AS OF MARCH 11, 1996
                               ------------------------------------------------------------------------------
                                  NUMBER OF          ADDITIONAL SHARES
                                SHARES AS TO           IN WHICH THE
                                  WHICH THE          BENEFICIAL OWNER
                                 BENEFICIAL               HAS OR
                               OWNER EXERCISES        PARTICIPATES IN
                               SOLE VOTING OR          THE VOTING OR
                                 INVESTMENT             INVESTMENT              TOTAL SHARES AND PERCENT OF
  NAME OF BENEFICIAL OWNER          POWER                POWER(2)                         CLASS(4)
- -----------------------------  ---------------       -----------------         ------------------------------
Annie E. Casey
  Foundation, Inc............     27,360,037                      0                   27,360,037        4.91 %
John W. Alden................        128,764(1)(3)       27,360,037(a)                27,488,801        4.93 %
William H. Brown, III........         23,300                      0                       23,300        0.00 %
Robert J. Clanin.............        121,486(1)(3)       28,853,847(a)(c)             28,975,333        5.20 %
Carl Kaysen..................         11,700                      0                       11,700        0.00 %
James P. Kelly...............        162,552(1)(3)       28,853,847(a)(c)             29,016,399        5.21 %
Gary E. MacDougal............         54,256             27,360,037(a)                27,414,293        4.92 %
Joseph R. Moderow............        127,628(1)(3)       33,469,765(a)(b)(d)          33,597,393        6.03 %
Kent C. Nelson...............        373,200(1)(3)       33,605,575(a)(b)(c)          33,978,775        6.10 %
Victor A. Pelson.............          4,000                      0                        4,000        0.00 %
John W. Rogers...............        464,699(1)                   0                      464,699        0.08 %
Charles L. Schaffer..........        135,813(1)(3)                0                      135,813        0.02 %
Robert M. Teeter.............         14,000                      0                       14,000        0.00 %
Calvin E. Tyler..............        275,157(1)(3)       27,360,037(a)                27,635,194        4.96 %
Shares held by all directors
  and executive officers as a
  group (including the
  above).....................      2,580,763(5)          50,124,728(6)                52,705,491        9.46 %

- ---------------

(1) The amounts shown in this column include an aggregate of 416,158 shares owned by or held in trust for members of the families of Messrs. Alden, Clanin, Kelly, Moderow, Nelson, Rogers, Schaffer, Tyler and four other executive officers, as to which they disclaim all beneficial ownership.

(2) None of the directors and the officers listed in the table above, nor members of their families, have any ownership rights in the shares listed in this column. Of the shares (a) 27,360,037 shares are owned by the Annie
     E. Casey Foundation, Inc., of which Messrs. Alden, Clanin, Kelly, MacDougal, Moderow, Nelson, Tyler and other persons constitute the corporate Board of Trustees, (b) 4,751,728 shares are held by various trusts of which Messrs. Moderow and Nelson are co-fiduciaries, (c) 1,493,810 shares are held by the UPS Foundation, Inc., a Company-sponsored charitable foundation of which Messrs. Clanin, Nelson, Kelly and other persons are trustees, and (d) 1,358,000 shares are held by two Voluntary Employee Beneficiary Associations ("VEBAs") of which Mr. Moderow and two other people are co-fiduciaries.
(3) Includes shares which may be acquired within 60 days upon the exercise of outstanding stock options as follows: Alden -- 4,995; Clanin -- 2,220; Kelly -- 5,273; Moderow -- 4,858; Nelson -- 9,435; Schaffer -- 3,608; and
     Tyler -- 4,719.
(4) The percentages are calculated on the basis of the amount of outstanding shares plus the shares which may be acquired by the named individual and the group, as applicable, within 60 days upon exercise of outstanding stock options.
(5) Shares owned by executive officers as a group includes 51,598 shares which may be acquired within 60 days upon the exercise of outstanding stock options.
(6) This number reflects the actual number of shares held by the foundations, VEBAs, employee benefit plans and trusts of which directors and executive officers listed above are trustees or fiduciaries, after adjustment to eliminate duplications in the reported number of shares arising from the fact that several nominees and officers and others share in the voting power with respect to shares described in this column. It includes 14,573,253 shares that are held by the trustees of certain employee benefit plans as to which other executive officers are fiduciaries.

     These holdings are reported in accordance with regulations of the Securities and Exchange Commission (the "SEC") requiring disclosure of shares as to which directors and executive officers hold voting or dispositive power, notwithstanding that they are held in a fiduciary, rather than a personal capacity, and that such power is shared among a number of fiduciaries including, in several cases, corporate trustees, directors or other persons who are neither executive officers nor directors of UPS.

MEETINGS OF THE BOARD OF DIRECTORS

     The UPS Board of Directors held four meetings during 1995. During 1995 each director of UPS attended at least 75% of the total number of meetings of the Board and any committees of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The UPS Board of Directors has an Executive Committee, an Audit Committee, an Officer Compensation Committee, a Salary Committee and a Nominating Committee.

     Messrs. Alden, Kelley, Kelly, Moderow, Nelson, Schaffer and Tyler served as members of the Executive Committee throughout 1995. This Committee may exercise all powers of the Board of Directors in the management of the business and affairs of UPS except for those powers expressly reserved to the Board under Delaware law (such as amendment of the Certificate of Incorporation or By-Laws, declaration of dividends, issuance of stock, mergers, consolidations, a sale of substantially all of the assets of UPS and a dissolution). It is also responsible for the administration of the 1986 Plan. This Committee held 26 meetings during 1995.

     Messrs. Brown and Kaysen served as members of the Audit Committee throughout 1995. The primary responsibilities of the Audit Committee are to recommend annually the independent public auditors for appointment by the Board as auditors for UPS and its subsidiaries; review the scope of the audit made by the accountants; review the audit reports submitted by the accountants; review the annual program for the internal audit of records and procedures; review audit reports submitted by the internal auditing staff; conduct such other reviews as the Committee deems appropriate and make reports and recommendations to the Board within the scope of its functions. In 1995, this Committee held two meetings.

     Messrs. Pelson, MacDougal and Rogers served as members of the Officer Compensation Committee throughout 1995. The primary responsibility of this Committee is to set the proper and appropriate compensation of the Chairman and Chief Executive Officer ("CEO") and to set the proper and appropriate compensation of executive officers after recommendation of the CEO. The Committee is also responsible for making awards to certain eligible employees under the UPS 1991 Stock Option Plan, as amended and restated (the "1991 Plan"), and the UPS Managers Incentive Plan. If the UPS 1996 Stock Option Plan (the "1996 Plan") is approved, the Committee will administer the 1996 Plan as well. In 1995, this Committee held one meeting.

     Messrs. Nelson, Kelley and Clanin (as administrator) served as members of the Salary Committee throughout 1995. This Committee determines the compensation for all management employees other than executive officers, and is responsible for the administration of the UPS Managers Incentive Plan, the 1991 Plan, and if approved, the 1996 Plan for such employees. It held 12 meetings in 1995.

     Messrs. Kaysen, Rogers and Teeter served as members of the Nominating Committee throughout 1995. This Committee recommends nominees for election to the Board of Directors of UPS. It will consider recommendations of shareowners for nominees for the 1997 annual meeting if they are received by the Secretary of UPS not later than December 2, 1996. In 1995, this Committee held one meeting.

            COMPENSATION OF EXECUTIVE OFFICERS AND OTHER INFORMATION

     The following table shows the cash compensation paid or to be paid by UPS or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated to the Chairman and Chief Executive Officer and the other four highest paid executive officers of UPS for such period (the "Named Executive Officers"), in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                      COMPENSATION
                                                                         AWARDS
                                                                      ------------
                                                                       SECURITIES
                                             ANNUAL COMPENSATION       UNDERLYING
                                            ---------------------        STOCK            ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR      SALARY      BONUS(1)       OPTIONS        COMPENSATION(2)
- ---------------------------------  ----     --------     --------     ------------     ---------------
Kent C. Nelson                     1995     $755,000     $207,903         32,845                --
  Chairman and Chief               1994     $692,500     $166,992         33,483           $ 2,663
  Executive Officer                1993     $634,000     $141,915         35,047           $ 2,521
James P. Kelly                     1995     $526,000     $150,640         21,897                --
  Executive Vice President and     1994     $455,000     $115,384         21,249           $ 2,943
  Chief Operating Officer          1993     $396,500     $ 94,965         21,175           $ 2,787
John W. Alden                      1995     $417,500     $123,003         17,287                --
  Sr. Vice President,              1994     $365,000     $ 94,213         17,707           $ 2,220
  Business Development             1993     $333,750     $ 80,139         18,254           $ 2,100
Calvin E. Tyler, Jr.               1995     $388,000     $122,240         16,711                --
  Sr. Vice President,              1994     $354,500     $ 98,600         17,385           $ 3,267
  U.S. Operations                  1993     $325,500     $ 86,400         17,524           $ 3,094
Joseph R. Moderow                  1995     $365,000     $113,266         15,846                --
  Sr. Vice President,              1994     $335,750     $ 92,609         16,420           $ 1,244
  General Counsel and              1993     $310,750     $ 79,535         17,159           $ 1,174
  Secretary

- ---------------

(1) Reflects the value of awards accrued and paid under the UPS Managers Incentive Plan for the respective fiscal years.
(2) Represents Company contributions to the UPS Thrift Plan on behalf of the Named Executive Officers.

STOCK OPTION GRANTS

     The following table sets forth information concerning option grants to the Named Executive Officers in 1995:

                        STOCK OPTION GRANTS DURING 1995

                                                                                           POTENTIAL REALIZED
                                                                                         VALUE AT ASSUMED ANNUAL
                                  NUMBER OF     % OF TOTAL                                RATES OF STOCK PRICE
                                 SECURITIES       OPTIONS                                APPRECIATION FOR OPTION
                                 UNDERLYING     GRANTED TO      EXERCISE                          TERM
                                   OPTIONS     EMPLOYEES IN    PRICE PER    EXPIRATION   -----------------------
                                   GRANTED         1995         SHARE(1)     DATE(2)        5%            10%
                                 -----------   -------------   ----------   ----------   --------       --------
Kent C. Nelson.................     32,845          0.84%        $23.75        2000      $215,519       $476,240
James P. Kelly.................     21,897          0.56%        $23.75        2000      $143,681       $317,498
John W. Alden..................     17,287          0.44%        $23.75        2000      $113,432       $250,655
Calvin E. Tyler, Jr............     16,711          0.43%        $23.75        2000      $109,652       $242,303
Joseph R. Moderow..............     15,846          0.40%        $23.75        2000      $103,976       $229,761

- ---------------

(1) Represents the Current Price on the date of grant. The exercise price may be paid by the delivery of already owned shares, subject to certain conditions.
(2) Generally, options may not be exercised until the expiration of five years from the date of grant, and then only during the 30-day period following the mailing date of UPS's Annual Report to Shareowners for the prior year, and further, an option may be exercised only in its entirety.

STOCK OPTION EXERCISES AND HOLDINGS IN 1995

     The following table sets forth information on stock option exercises in 1995 by the Named Executive Officers and the value of such officers' unexercised options on December 31, 1995:

         AGGREGATED OPTION EXERCISES IN 1995 AND YEAR END OPTION VALUES

                                                                       NUMBER OF
                                                                       SECURITIES              VALUE OF
                                                                       UNDERLYING            UNEXERCISED
                                                                      UNEXERCISED            IN-THE-MONEY
                                                                       OPTIONS AT             OPTIONS AT
                                  SHARES                             END OF 1995(1)          END OF 1995
                                ACQUIRED ON          VALUE            EXERCISABLE/           EXERCISABLE/
             NAME                EXERCISE           REALIZED         UNEXERCISABLE          UNEXERCISABLE
- ------------------------------  -----------         --------         --------------         --------------
Kent C. Nelson................     8,189            $ 75,748            None/                   N/A
                                                                         146,485               $963,997
James P. Kelly................     4,520            $ 41,810            None/                   N/A
                                                                          87,847               $555,771
John W. Alden.................     4,661            $ 43,114            None/                   N/A
                                                                          76,496               $501,570
Calvin E. Tyler, Jr...........     4,520            $ 41,810            None/                   N/A
                                                                          72,932               $473,824
Joseph R. Moderow.............     4,520            $ 41,810            None/                   N/A
                                                                          71,291               $469,674

- ---------------

(1) Includes options granted under the 1986 Plan and the 1991 Plan. All outstanding options under the 1986 Plan have been modified pursuant to an amendment to that Plan approved by the shareowners on October 30, 1992. The amendment eliminated the Book Value Share concept. As modified, the options are exercisable to acquire a number of shares of Common Stock equal to 60% of the number of Book Value Shares that would have been received under the options as originally granted, at exercise prices equal to the Current Price of Common Stock on the December 31 preceding the date of the original option grant.

RETIREMENT PLANS

     The following table shows the estimated annual retirement benefit payable on a single life only annuity basis to participating employees, including the Named Executive Officers, under the UPS Retirement Plan and Coordinating Benefit Plan upon retirement (assumed to occur at age 65). Participating employees also entitled to receive $14,988 per year (maximum currently payable) in primary Social Security benefits:

                                           ESTIMATED ANNUAL RETIREMENT BENEFITS (AS OF 12/31/95)
                                                      FOR YEARS OF SERVICE INDICATED
                                        -----------------------------------------------------------
AVERAGE FINAL EARNINGS                   15 YEARS        20 YEARS        25 YEARS        30 YEARS
- --------------------                    -----------     -----------     -----------     -----------
$ 200,000.00..........................  $ 46,403.00     $ 61,864.48     $ 77,344.52     $ 92,806.00
$ 250,000.00..........................  $ 58,903.00     $ 78,529.48     $ 98,179.52     $117,806.00
$ 300,000.00..........................  $ 71,403.00     $ 95,194.48     $119,014.52     $142,806.00
$ 350,000.00..........................  $ 83,903.00     $111,859.48     $139,849.52     $167,806.00
$ 400,000.00..........................  $ 96,403.00     $128,524.48     $160,684.52     $192,806.00
$ 450,000.00..........................  $108,903.00     $145,189.48     $181,519.52     $217,806.00
$ 500,000.00..........................  $121,403.00     $161,854.48     $202,354.52     $242,806.00
$ 600,000.00..........................  $146,403.00     $195,184.48     $244,024.52     $292,806.00
$ 700,000.00..........................  $171,403.00     $228,514.48     $285,694.52     $342,806.00
$ 800,000.00..........................  $196,403.00     $261,844.48     $327,364.52     $392,806.00
$ 900,000.00..........................  $221,403.00     $295,174.48     $369,034.52     $442,806.00
$1,000,000.00.........................  $246,403.00     $328,504.48     $410,704.52     $492,806.00
$1,100,000.00.........................  $271,403.00     $361,834.48     $452,374.52     $542,806.00
$1,200,000.00.........................  $296,403.00     $395,164.48     $494,044.52     $592,806.00

- ---------------

  * Amount exceeding $120,000 would be paid pursuant to the Coordinating Benefit Plan.
 ** Beginning with 1994, no more than $150,000 (which is adjusted from time to time by the Internal Revenue Service) of cash compensation could be taken into account in calculating benefits payable under the UPS Retirement Plan.
*** Participants who elect payment forms with survivor options will receive lesser amounts than those shown in the above table.

     The compensation upon which the benefits are summarized in the table above includes salary and bonuses awarded under the UPS Managers Incentive Plan (the "Covered Compensation"). The average final Compensation for each participant in the Plans is the average Covered Compensation of the participant during the five highest consecutive years out of the last ten full calendar years of service.

     Estimated or actual credited years of service under the plans to the Named Executive Officers was as follows: Nelson -- 30, Kelly -- 30, Alden -- 30, Tyler -- 30 and Moderow -- 25.

     The Plans permit participants with 25 or more years of benefit service to retire as early as age 55 with no or only a limited reduction in the amount of their monthly benefits.

REPORT OF THE OFFICER COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Officer Compensation Committee of the Board of Directors has furnished the following report on Executive Compensation:

     The Officer Compensation Committee of the Board of Directors has responsibility for determining the salary of the CEO, and for approving the salaries of all other executive officers, including those named above, after recommendation of the CEO. The Committee also determines the eligibility of executive officers to participate in awards under the UPS Managers Incentive Plan and the eligibility and levels of participation of executive officers in stock options granted under the 1991 Plan and, if approved, the 1996 Plan (the "Stock

Option Plans"). The Committee is assisted in the conduct of its responsibilities by the Compensation department of the Company's Human Resources group and by independent compensation consultants.

     One of the most important of UPS's compensation policies is its historical focus on its "manager-owner" concept, which has played a central role in the Company's development and success. Throughout its history, UPS has endeavored to be owned by its managers, and managed by its owners. To achieve this objective, UPS has for many years maintained compensation plans intended to facilitate stock ownership by its management employees. The UPS Managers Incentive Plan, the 1986 Plan and the 1991 Plan are examples of such plans.

     UPS also has a longstanding policy of promotion from within, wherever possible, which has significantly reduced, relative to other companies, its need to hire managers and executive officers from outside the Company. UPS's overall management organization is comprised, to a high degree, of employees who have spent virtually their entire careers with the company.

     UPS's executive compensation has been strongly influenced by these policies. The CEO and the other named Executive Officers are all long-term employees of UPS, each having more than 25 years of service. Because UPS's plans are designed to foster stock ownership by its managers, each named executive officer has accumulated an individually-significant number of shares of Common Stock. As a result, the interests of shareowners and the Company's executive officers are closely aligned, and the executive officers have strong incentives to provide for the effective management of UPS. In the case of each of the named Executive Officers, earnings derived from stock appreciation, dividends and from awards under the UPS Managers Incentive Plan and the 1986 Plan exceed direct cash compensation. Of the forms of compensation used by the Company, the awards granted under the UPS Managers Incentive Plan are most directly keyed to corporate performance because the aggregate amount available for distribution under the UPS Managers Incentive Plan is based on Company profits.

     With respect to cash compensation, the Committee reviews data received directly from consultants concerning compensation for comparable positions at companies having similar revenues, irrespective of the financial performance of those companies. The 1995 salaries of UPS's executive officers including that of its CEO, were less than median compensation levels at similarly sized companies. The Committee has generally found data concerning transportation companies to be less helpful in that the companies are not of comparable size and do not provide a meaningful comparison since executive compensation in the industry tends to be high relative to revenues. Thus, the companies used for executive compensation comparisons are not limited to the companies comprising the S&P 500 Index and the Dow Jones Transport Average used in the performance charts following this report.

     In determining the appropriate CEO compensation and in approving the appropriate compensation of each executive officer, the Committee does not employ formulas but instead exercises its judgment based on considerations including overall responsibilities and the importance of these responsibilities to the Company's success, experience and ability, past short-term and long-term job performance and salary history. A significant factor in determining annual salary increases is the strong desire of the Committee to keep the salaries of executive officer's closely related to those of the Company's other managers. The Committee places a strong emphasis on teamwork and annual salaries are not dependent on objective, corporate performance standards for any executive officers, including the CEO.

     Awards under the Managers Incentive Plan are determined by a formula that takes into consideration Company profits, monthly salary, the number of participants and the level of participation. The level of participation for executive officers is the same as for approximately 10,000 participating employees at or above the center manager level.

     Options granted under the Stock Option Plans are long-term options intended to promote continuity of employment and to provide an additional opportunity for stock ownership. Generally, eligible employees include division managers, district department managers and others having equivalent or greater responsibilities. The value of options on the date of the grant is based on salary and level of participation.

     Section 162(m) of the Internal Revenue Code makes compensation paid to certain executives in amounts in excess of $1 million not deductible unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The Committee has not adopted a policy that all compensation be deductible under Section 162(m), in order to preserve the Committee's flexibility to compensate executive officers.

     Graphs depicting five-year and ten-year returns to shareowners are set forth following this report. The five-year graph is required under the proxy rules of the SEC. The ten-year graph was included to provide a perspective on share performance that the Company considers to be more meaningful to shareowners.

                                          The Compensation Committee
                                          Victor A. Pelson, Chairman
                                          Gary E. MacDougal
                                          John W. Rogers

SHAREOWNER RETURN PERFORMANCE GRAPH

     The following graph shows a five year comparison, prepared in accordance with the rules of the SEC, of cumulative total shareowners' returns for UPS, the S&P 500 Index and the Dow Jones Transport Average (the "DJ Transport"). The comparison of the total cumulative return on investment (change in the quarterly stock price plus reinvested dividends) for each of the quarterly periods assumes that $100 was invested on December 31, 1990 in UPS, the S&P 500 Index and DJ Transport.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                       (UPS, S&P 500 INDEX, DJ TRANSPORT)

                                SP500        UPS      DJ Trans
                  12/31/90    $ 100.00    $ 100.00    $ 100.00
                  12/31/91    $ 130.47    $ 108.12    $ 151.68
                  12/31/92    $ 140.40    $ 128.54    $ 164.33
                  12/31/93    $ 154.55    $ 147.81    $ 202.08
                  12/31/94    $ 156.59    $ 171.46    $ 169.12
                  12/31/95    $ 215.23    $ 196.39    $ 233.21

     Because shares of UPS Common Stock are not traded on any exchange or in the organized over-the-counter market, share prices are not affected by some of the factors that influence the value of publicly traded securities, such as short-term market trends, supply and demand and the like. The fair market value of UPS Common Stock is set quarterly by the Board of Directors based on a variety of factors, including past and current earnings, future earnings estimates, the ratio of UPS Common Stock to debt of UPS, other factors affecting the business and long-range prospects of UPS and general economic conditions, as well as opinions furnished from time to time by investment counselors acting as independent appraisers. The Board's decision as to prices considers factors affecting generally the market prices of publicly-traded securities, and prolonged changes in those prices could have an effect on the prices offered by UPS. The Board generally does not give substantial weight to short-term variations in average price-earnings ratios of publicly-traded securities which at times have been considerably higher, and at other times, considerably lower than those for UPS's securities. Because the value of UPS Common Stock is not subject to the market fluctuations of publicly traded securities, UPS believes that a longer term perspective on share performance would be meaningful to shareowners.

     The following graph shows a ten year comparison of cumulative returns for UPS, the S&P 500 Index and the DJ Transport. The comparison of the total cumulative return on investment (change in the quarterly stock price plus reinvested dividends) for each of the quarterly periods assumes that $100 was invested on December 31, 1985 in UPS, the S&P 500 Index, and the DJ Transport.

                 COMPARISON OF TEN YEAR CUMULATIVE TOTAL RETURN
                       (UPS, S&P 500 INDEX, DJ TRANSPORT)


                SP500           UPS             DJ Trans
12/31/85        $100.00         $100.00         $100.00
12/31/86        $118.61         $129.46         $116.31
12/31/87        $124.75         $157.19         $109.76
12/31/88        $145.48         $181.30         $144.87
12/31/89        $191.58         $203.17         $178.75
12/31/90        $185.62         $220.44         $140.78
12/31/91        $242.18         $238.34         $213.54
12/31/92        $260.61         $283.36         $231.34
12/31/93        $286.88         $325.83         $284.48
12/31/94        $290.66         $377.97         $238.09
12/31/95        $399.52         $432.93         $328.32


COMPENSATION OF DIRECTORS

     Directors who are employees or former employees of UPS receive no additional compensation for their service as directors or as members of committees appointed by the Board of Directors. Directors who are not employees or former employees receive an annual director's fee of $45,000. Members of the Audit, Officer Compensation and Nominating Committees who are not employees or former employees receive an additional annual fee of $2,500 for each committee on which they serve, except that committee chairmen receive an additional annual fee of $4,000.

     UPS established a retirement plan for outside directors in February 1991, which provides retirement and disability benefits for directors who are neither present employees nor former employees of UPS. In order to be eligible for benefits, a director must complete at least five years of service. Annual benefits are equal to the amount of the director's annual retainer in effect on the date of his or her retirement or disability. Benefits continue for the number of calendar quarters equal to the director's years of service as a director multiplied by four. Retirement benefits commence on the later of retirement or age 65. Disability benefits commence on the later of disability (as defined) or age 60. In 1995, neither retirement nor disability benefits were paid under the Plan.

     During 1995, the Company amended and restated its 1991 Stock Option Plan to provide for grants of options to directors who are not employees (the "Outside Directors"). The new provisions provide for the grant to each Outside Director on the first day of each year of non-qualified options to purchase a number of shares equal to 58.4% of such Outside Director's annual director's fee as in effect on the date of grant divided by the Current Price (as defined therein) of UPS Common Stock. Each of Messrs. Brown, Kaysen, MacDougal and Teeter received options under the 1991 Stock Option Plan during 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The following non-employee directors serve on the Officer Compensation Committee (the "Committee") of the Board of Directors: Victor A. Pelson, Gary E. MacDougal and John W. Rogers. None of the members of the Compensation Committee has any direct or indirect material interest in or relationship with UPS outside of his position as director and benefits accrued while serving as an employee of UPS. Mr. Rogers is a former Chairman of the Board and Chief Executive Officer of UPS. He retired from active employment with UPS in 1989. To UPS's knowledge, there were no other interrelationships involving members of the Compensation Committee or other directors of UPS requiring disclosure in this Proxy Statement.

CERTAIN BUSINESS RELATIONSHIPS

     During 1995 legal fees amounting to $3,978,858 were paid to Schnader, Harrison, Segal & Lewis, of which Mr. Brown is a member, for legal services rendered to UPS and its subsidiaries. These services included the work of a substantial number of members and associates of the firm in postal rate proceedings, court litigation, labor relations, corporate and financial matters, and other types of legal matters incident to the representation of the Company.

     The UPS Thrift Plan and the UPS Retirement Plan, through wholly-owned corporations, own real property that is leased to UPS subsidiaries for operating purposes at rental rates determined by independent firms of real estate appraisers. The rentals charged UPS subsidiaries for the leased real estate during 1995 by these Plans aggregated $5,549,692. The UPS Thrift and Retirement Plans have also purchased and leased back to UPS certain aircraft. On December 29, 1995, UPS exercised its right to terminate the lease and purchased the aircraft paying an aggregate of approximately $78 million in accordance with the specified lease. See "Common Relationships with Overseas Partners Ltd."

                COMMON RELATIONSHIPS WITH OVERSEAS PARTNERS LTD.

     Overseas Partners Ltd. ("Overseas") was incorporated under Bermuda law in June 1983, as a wholly-owned subsidiary of UPS. On December 31, 1983, prior to commencing operations, Overseas was spun off when UPS paid a special dividend to UPS shareowners of one share of Overseas Common Stock for each share of UPS Common Stock then outstanding, resulting in the distribution of approximately 97% of the outstanding Common Stock of Overseas.

     Overseas was organized to reinsure shippers' risks relating to packages carried by UPS as a common carrier as well as to underwrite life and property and casualty reinsurance for insureds unaffiliated with UPS. Since commencing operations on January 1, 1984, Overseas' reinsurance business has related primarily to reinsuring insurance issued by United States-based insurance companies unaffiliated with UPS or Overseas. This reinsurance covers the risk of loss or damage to shippers' packages carried by UPS's subsidiaries and unaffiliated foreign common carriers whose declared value exceeds $100 or equivalent in foreign currency. The reinsurance of excess value insurance does not involve transactions conducted between UPS and Overseas. National Union Fire Insurance Company of Pittsburgh, PA, New Hampshire Insurance Company, Abeille General Insurance Company and Nichido Fire & Marine Insurance Company, subsidiaries of American International Group, Inc., insure customer packages in return for premiums paid by the customers. Overseas reinsures these primary insurers, whose premium payments constitute Overseas' largest source of revenues and profits. Reinsurance premiums earned by Overseas for reinsuring risks from January 1, 1995 to December 31, 1995 were approximately $360 million. Overseas' reinsurance business has also included reinsurance of workers compensation insurance issued by another United States-based insurance company covering risks of a UPS subsidiary in the state of California.

     Certain officers and directors of Overseas are also officers, director nominees or employees of UPS and shareowners of both companies. However, the chief executive officer and chief operating officer of Overseas are not executive officers of UPS. In considering which risks related to UPS's business to reinsure, or which leasing or other arrangements to enter into with UPS, directors and officers of Overseas and its subsidiaries who are also officers, director nominees, employees and shareowners of UPS must consider the impact of their business decisions on each of the two companies. Although prevailing market conditions are among the factors considered by them in making such decisions, there can be no assurance that transactions relating to the two companies will be on the most favorable terms that could be obtained by either party in the open market.

     UPS does not have any formal conflict resolution procedures. Nevertheless, in connection with the insurance by Overseas of risks related to the business of UPS, UPS believes the rates charged by the primary insurers reinsured by Overseas are competitive with those charged to shippers utilizing other carriers. Additionally, in connection with major transactions in which UPS and Overseas have been involved, primarily leasing transactions, UPS has generally obtained fairness or valuation opinions from one or more leading investment banking firms or other organizations with significant expertise in the evaluation of the interests involved.

     Overseas' business has included leasing certain aircraft and real property to subsidiaries of UPS through Overseas Partners Capital Corporation ("OPCC") (formerly known as Overseas Partners Leasing, Inc.). As previously reported, in December 1989, OPCC acquired from UPS the partially constructed Ramapo Ridge Facility which has been completed and is used by UPS as a data processing, telecommunications and operations facility. In 1995, OPCC completed a 27,000 square foot addition to the facility, which is expected to be fully operational in the first quarter of 1996. The Facility has been leased to UPS for an initial term ending in 2019. Lease payments have fixed and variable components. The fixed component provides for aggregate lease payments of approximately $212.3 million over the initial term of the lease and will be adjusted accordingly once the addition becomes fully operational. The variable component is based on the number of customer accounts maintained by UPS. Rentals began in July 1990.

     Also as previously reported, in December 1989, OPCC acquired from UPS for approximately $67.9 million its rights to purchase from the Boeing Company five 757 aircraft which were then being manufactured. The aircraft were delivered to OPCC in 1990 and are leased to UPS for a term ending in 2012. Lease payments have fixed and variable components. The fixed component provides for minimum aggregate lease payments of approximately $376.5 million over the term of the lease. The variable component is based on the number of flight hours recorded for the aircraft. Rentals began in the fourth quarter of 1990.

     Overseas guaranteed OPCC's performance of the construction agreement, the aircraft purchase agreements and the lease agreements in connection with the facility and the five Boeing 757 aircraft.

     OPCC has irrevocably assigned the right to receive the fixed component of rentals on the Boeing 757 aircraft and Facility leases to its subsidiary, OPL Funding Corp. ("OPL Funding"), a Delaware corporation. OPL Funding pledged its interest in these payments to secure bonds issued to finance the acquisition of the leased assets. UPS's obligation to pay the fixed rentals to OPL Funding is absolute and unconditional during the initial term of each lease, and continues after an early lease termination unless UPS pays to OPL Funding an amount sufficient to defease the remaining interest payments on the bonds. In the event that OPCC fails to pay certain income taxes, UPS is obligated to pay additional rentals to provide for such taxes. OPCC is required to reimburse UPS the amount of any such termination or tax payments.

     At the conclusion of each of the leases, UPS may purchase the aircraft and the Facility at fair market value. UPS has an option to purchase the land on which the Facility is located, but not the buildings, from OPCC in 2050 for approximately $63.7 million, subject to certain adjustments for increases in the fair market value of the land.

     In 1995, OPCC and its subsidiary, OPL Funding, received rental payments of approximately $40.5 million in the aggregate from UPS pursuant to the leases described above.

     In November 1986, UPS sold six Boeing 747 aircraft to a trust for the benefit of the UPS Thrift Plan and the UPS Retirement Plan (the "Plans"), and the trust leased the aircraft back to UPS for a term of 15 years. The net purchase price of approximately $149 million was the fair market value of the aircraft at the time of sale, as determined by an independent aircraft appraiser. Payment of the purchase price was financed through investment by the Plans of approximately $50 million of their own funds and the issuance by the trust to Overseas of a total of approximately $101.7 million of 11% Secured Equipment Certificates ("Certificates") of which Overseas sold approximately $42.2 million to Citibank, N.A.

     UPS had the option, on the tenth anniversary of the lease, either (i) to terminate the lease without any further obligation, or (ii) to terminate the lease through repurchase of the aircraft at a price equal to the lesser of the then fair market value of the aircraft or the agreed upon termination price.

     The Certificates bore interest at the rate of 11% per year, and were subject to quarterly principal payments through the operation of a sinking fund, over the full 15 year period. The Certificates were collateralized by, and recourse was limited to, rental payments under the lease, the aircraft, the lease itself and other related assets. Thus, if the lease had not been terminated by UPS at the end of 10 years, the sole recourse of the remaining Certificate holders would have been to the proceeds from sale of the aircraft.

     Citibank purchased approximately $42.2 million of the Certificates from Overseas for $43.5 million, and, for a fee of $2.5 million paid by UPS, it agreed that sinking fund payments prior to the tenth anniversary of the lease would be applied solely to retire Overseas' Certificates so that as of the tenth anniversary, all of Overseas' Certificates would be retired and Citibank's Certificates would be retired out of sinking fund payments after that date.

     On December 29, 1995, the Certificates were redeemed by UPS one year prior to the tenth anniversary of the lease. UPS paid approximately $9.5 million for such certificates to Overseas, which amount included certain penalty charges for early termination of the lease.

     In February 1995, Overseas purchased three million shares of its Capital Stock from UPS for approximately $29.6 million. The purchase was effected at the price at which at the time of the transaction UPS had the right to purchase such shares from Overseas shareholders.

     Mr. Robert J. Clanin, a director nominee of UPS, is a Director of Overseas. As of March 11, 1996, UPS owned approximately 4 million shares of Overseas Common Stock.

                         APPROVAL OF THE UPS 1996 STOCK
                                  OPTION PLAN

     The UPS 1996 Stock Option Plan (the "Plan") was initially adopted by the Board of Directors in 1996, and is to be voted on by the shareowners at the Annual Meeting of Shareowners held on May 9, 1996.

     The Plan is intended to promote continuity of management and to provide incentives to key managerial employees of UPS and its subsidiaries and UPS's non-employee directors ("Outside Directors") by providing them with additional opportunities for stock ownership. UPS believes that the grant of options will induce the continued services of participating employees and Outside Directors and encourage major contributions to effective management.

     The Summary of the Plan is available upon written request from the Secretary of UPS.

     Administration of the Plan. The Plan is administered by the Salary Committee ("Salary Committee") of the Board of Directors of UPS. The current Salary Committee members are Messrs. Nelson, Moderow, and Mr. Clanin (as administrator). Their addresses are 55 Glenlake Parkway, NE, Atlanta, Georgia 30328. If elected, Mr. Clanin will become a member of the Salary Committee.

     Eligibility. Under the Plan, key managerial employees and Outside Directors of UPS and its subsidiaries are eligible to participate in the Plan. In general, the class of eligible employees includes division managers, district department managers, other employees having equivalent or greater responsibilities and the Outside Directors. The Salary Committee may grant options to any eligible employee other than a member of the Board, a 16a-1 Officer or a member of the Salary Committee. Employees are selected on the basis of their having demonstrated an ability to contribute substantially to the effective management or direction of UPS. Options having a greater value may be granted to employees with greater responsibility.

     Directors, 16a-1 Officers and members of the Salary Committee are eligible to receive options if they are also employees of UPS or its subsidiaries, except that all decisions regarding the grant of options to eligible 16a-1 Officers, Directors and members of the Salary Committee shall be made by the Officer Compensation Committee. Members of the Board and the Salary Committee may not participate in any decision or action affecting them unless such decision or action affects all optionees generally.

     At the time the Salary Committee or Officer Compensation Committee grants to any eligible employee an option to purchase shares, it will designate an option as an incentive stock option (as defined by Section 422 of the Internal Revenue Code) or a nonqualified option (see discussion of tax treatment below). Additionally, the Salary Committee or Officer Compensation Committee, as appropriate, at the time of option grant may also grant to an employee optionee a right to receive money at the time of exercise in an amount equal to a designated percentage of the amount by which the Current Price (defined below) of the shares subject to the option exceeds, at the time of exercise, the option price.

     On the first date of each year on which any option is granted, each Outside Director shall be granted options to purchase a number of shares equal to 58.4% of such Outside Director's annual director's fee as in effect on the date of option grant divided by the Current Price of the UPS Common Stock on such date. The "Current Price" of a share means, as of any given time, the price per share which the Board of Directors shall have determined to be the fair market value at which the Company may express its willingness to purchase shares of UPS Common Stock from shareowners who offer them for sale to the Company at that time. The foregoing formula may be amended by the Salary Committee but not more than once every twelve months, and the formula may not be amended without shareowner approval if such amendment materially increases the benefits to the Outside Directors, or without the consent of the Outside Directors if the amendment would affect rights under options already granted. Only nonqualified options may be granted to the Outside Directors.

     At the time the 1996 Plan was adopted by the Board of Directors, approximately 3,000 employees were eligible to participate in the 1996 Plan.

     Exercise of Options and Duration. Generally, options may not be exercised until the expiration of five years from the date of grant, and then only during the 30-day period following the mailing date of UPS's Annual Report to Shareowners for the prior year. Further, an option may only be exercised in its entirety.

     However, in the event an employee optionee's employment terminates by reason of the optionee's retirement with the consent of UPS or in accordance with an applicable retirement plan, or by reason of the optionee's disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), then any incentive stock option held by the employee optionee will, at the election of the optionee: (a) become exercisable immediately but only for a period of three months following the date of retirement, or one year following the date of disability; or (b) be unaffected by such retirement or disability. Nonqualified options will not be subject to early exercise upon an employee's retirement or disability.

     In the event that an Outside Director ceases to be a member of the Board for any reason other than resignation, removal for cause or death, any unexpired option shall, at the election of the Outside Director (a) be or immediately become fully exercisable but only for a period ending on the date three months following the date on which such Outside Director ceases to be a member of the Board, or one year in the case of disability within the meaning of Section 22(e)(3) of the Internal Revenue Code; or (b) be unaffected. In the event that an Outside Director resigns from the Board or is removed from office for cause, any option held by the Outside Director which is not exercisable by the Outside Director immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any option held by the Outside Director which is exercisable by the Outside Director immediately prior to such resignation or removal shall be exercisable in accordance with its terms.

     In the event of an optionee's death (including death while retired or disabled), any option then held will immediately become exercisable at any time prior to expiration.

     The aggregate fair market value, as determined at the time the option is granted, of the shares for which any employee may be granted incentive stock options, which will become exercisable for the first time by any optionee during any calendar year under the Second Amended and Restated Plan and any other stock option plan of UPS, shall not exceed $100,000.

     All options will expire five and one-half years after the date of grant and will be subject to earlier termination in the event of termination of employment for any reason other than death, disability or retirement.

     Option Price. The exercise price of any option is equal to (i) the Current Price of UPS Common Stock at the time the option is granted, (ii) multiplied by the number of shares of UPS Common Stock subject to the option. Payment of the exercise price may, as the optionee elects, be made (i) in cash, (ii) in UPS Common Stock owned by the optionee for at least six months prior to the date of exercise and valued at its then Current Price, or (iii) in any combination of cash or such shares. Any payment made with shares of Common Stock shall be effected by delivery of the shares to the Secretary of UPS, endorsed in blank or accompanied by stock powers executed in blank, and for such purpose, the optionee may notify the Trustee under the UPS Managers Stock Trust, in writing, to transmit to UPS, endorsed in blank, shares held by the Trustee for the optionee's account under the UPS Managers Stock Trust.

     Federal Income Tax Consequences. The description that follows outlines the general tax treatment of both incentive stock options and nonqualified options under the 1996 Plan. However, because of the complexity of the tax laws relating to stock options and the possible effect on each optionee's particular situation, each optionee should also consult with his or her tax adviser as to the tax consequences of the options.

TAX TREATMENT OF NONQUALIFIED OPTIONS

     An optionee receives no income upon grant of a nonqualified stock option. Upon exercise of a nonqualified option, the optionee will realize ordinary income equal to the excess of the value of the shares on the date of exercise over the aggregate option price. If cash is used to exercise the option, the optionee will receive a tax basis in the shares equal to their value on the date of exercise. On subsequent disposition of such shares, the optionee will realize capital gain (or loss) equal to the excess (or deficiency) of the amount realized over such tax basis. The gain or loss will be long- or short-term depending on the optionee's holding period for the shares.

     UPS will be required to satisfy withholding requirements with regard to the tax liability of employee optionees upon exercise of a nonqualified option. Under the Plan, UPS is entitled to require the optionee, as a condition of exercise, to remit an amount sufficient to satisfy such withholding obligation. UPS will be entitled to a tax deduction equal to the amount of income realized by the optionee as a result of the exercise.

     If a nonqualified option is exercised and the optionee uses previously-owned shares of UPS Common Stock to pay the option price, the optionee will realize ordinary income as described above, but will realize no gain or loss as a result of the disposition of the previously-owned shares. The shares of UPS Common Stock received upon exercise whose value is equal to the value of the previously-owned shares will take a tax basis equal to the basis of the previously-owned shares. The remaining UPS Common Stock will take a tax basis equal to their fair market value.

TAX TREATMENT OF INCENTIVE STOCK OPTIONS

     An optionee receives no income upon grant or exercise of an incentive stock option. If cash is used to exercise the option, the optionee receives a tax basis in the shares equal to the option price and, upon subsequent sale or other disposition of the shares, realizes capital gain (or loss) equal to the excess (or deficiency) of the amount realized over such tax basis. The gain or loss will be long- or short-term depending on the optionee's holding period for the shares.

     In order to receive such favorable tax treatment, however, an optionee must satisfy the "Employment Condition" and must not make a "Disqualifying Disposition" of the option shares. The Employment Condition refers to a requirement that an optionee must exercise the incentive stock option while he or she remains an employee of UPS or within three months after termination of employment. The three-month period is extended to one year when employment terminates as a result of total and permanent disability within the meaning of
Section 22(e)(3) of the Code and indefinitely when employment terminates as a result of death. A Disqualifying Disposition occurs when an optionee disposes of the shares purchased under the incentive stock option prior to a date at least two years after the date on which the option was granted and at least one year after it was exercised.

     The Plan provides that in the event an optionee's employment terminates by reason of retirement or disability, the optionee may elect to (a) exercise the incentive stock option within three months after retirement or one year after disability; or (b) exercise the incentive stock option after the expiration of five years from the date of grant during a 30-day period following the mailing of UPS' Annual Report to Shareowners for the prior year. When an optionee who chooses the second alternative eventually exercises the option, the Employment Condition will probably not be satisfied. In such a case, the option will be treated as a nonqualified option (see above).

     As stated above, any transfer of shares purchased under an incentive stock option within one- and two-year holding periods, including a transfer by gift, will constitute a Disqualifying Disposition except (a) a transfer by a decedent to an estate or a transfer by bequest or inheritance; (b) certain tax-free transfers; or (c) a transfer into the name of the optionee and another individual to be held jointly with the right of survivorship. An optionee who makes a Disqualifying Disposition will realize, in the year of such disposition,
(a) ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price and (b) capital gain equal to the excess, if any, of the amount realized upon disposition over the fair market value of the share on the date of exercise. If the amount realized on the disposition is less than the fair market value of the shares on the date of exercise and the disposition occurs in a sale or exchange with respect to which a loss (if sustained) would be recognized, then the ordinary income realized by the optionee will be limited to the excess of the amount realized over the option price. Upon such a Disqualifying Disposition, UPS would be entitled to deduct an amount equal to the ordinary income realized by the optionee.

     It should be noted that there is currently a differential between the maximum rate of tax on ordinary income (39.6%) and the maximum rate of a tax on capital gains (28%). As a result, income recognized by an optionee upon a Disqualifying Disposition may be taxed at a higher rate than would be the case if the amount realized were treated as capital gain.

     The Plan provides that optionees may apply the value of currently owned shares of UPS Common Stock owned by the purchaser for at least six months prior to the date of exercise to pay all or a portion of the option price. In such a case, a number of shares of UPS Common Stock received upon exercise of the incentive stock option having a value equal to the value of the UPS Common Stock used for payment of the option price will be deemed to have been exchanged for the latter shares in a tax-free stock-for-stock exchange under Section 1036 of the Code. Such UPS Common Stock will acquire a tax basis equal to the tax basis of the previously-owned shares. The remaining UPS Common Stock received upon exercise of the option will receive a zero tax basis. The optionee will realize no gain or loss as a result of the disposition of the previously-owned shares.

     Section 55 of the Code imposes an alternative minimum tax. Under Section 55, a taxpayer must pay the alternative minimum tax if such tax is greater than the taxpayer's regular tax. Generally, the alternative minimum tax for non-corporate taxpayers is 26% or 28% of the amount of alternative minimum taxable income in excess of a statutory exemption amount. Alternative minimum taxable income is computed by treating certain types of transactions in a different way from the ordinary tax treatment and adding certain "items of tax preference" to income. The amount by which the fair market value of a share of stock purchased under an incentive stock option exceeds, at the time of exercise, the option price of such stock (i.e., the bargain element in the option) is generally included as alternative minimum taxable income.

     If in connection with the grant of an incentive stock option or nonqualified option, the Salary Committee or Officer Compensation Committee also grants a right to receive cash at the time of exercise of the option, the amount of cash received would be treated as ordinary compensation income and would be deductible by UPS.

     The Plan is not subject to the Employee Retirement Income Security Act of 1974 or to Section 401 of the Code, both of which contain provisions pertaining to other types of employee benefit plans.

     Non-transferability. Options are not transferable except by will or by the laws of descent and distribution, and are exercisable during the lifetime of the optionee only by the optionee or the optionee's guardian or legal representative.

     Limitations Regarding the Amount of UPS Common Stock Available Under the Plan. Options to purchase a maximum of 30,000,000 shares of UPS Common Stock (subject to certain adjustments) may be granted under the Plan. However, if an option shall expire or terminate for any reason without having been exercised in full, options for such UPS Common Stock will be available for grant in subsequent years.

     No option may be granted to any individual who at the time of grant owns shares which constitute more than 10% of the voting power of UPS or its subsidiaries.

     Delivery of Shares. All shares of UPS Common Stock issued by UPS under the Plan will be subject to the UPS Managers Stock Trust.

     All shares of UPS Common Stock issued by UPS under the Plan to Outside Directors will be subject to such agreements as the Salary Committee shall prescribe.

     Adjustments Upon Changes in Capitalization, Etc. The number of options that may be granted under the Plan, the number of shares subject to unexercised options and the option price may be adjusted, as deemed equitable by the Committee, if: (i) there is a stock dividend, stock split, or other subdivision, reclassification or combination of the UPS Common Stock; or (ii) UPS Common Stock is changed or converted into, or exchanged or exchangeable for, a different number or kind of security of UPS or of another corporation in connection with a reorganization, merger, consolidation or combination, provided that where a change of control of UPS is contemplated, the Committee, with the approval of a majority of the members of the Board of Directors who are not then holding options, may modify options so as to accelerate optionees' rights to exercise their options.

     Amendments and Termination. Options may not be granted under the Plan after March 31, 2001. The Plan may be amended at any time by either the Board of Directors, the Executive Committee or shareowners of UPS, except that without shareowner approval, the Board or Executive Committee may not materially increase the benefits accruing to participants or the number of shares that may be issued under the Plan or materially modify the eligibility requirements of the Plan.

     The termination or amendment of the Plan will not, without the consent of an optionee, affect the optionee's rights under an option previously granted. With the consent of the optionee, the Board of Directors, or the Executive Committee may amend the outstanding options in a manner not inconsistent with the Plan.

     As of March 11, 1996, the fair market value of UPS Common Stock was $27.00.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, subject to ratification by the shareowners, to audit the consolidated financial statements of UPS and its subsidiaries for the year ending December 31, 1996 and to prepare a report on such audit. A representative of Deloitte & Touche LLP will not be present at the meeting, but officers of UPS will be available to respond to appropriate questions by shareowners.

                                 OTHER BUSINESS

     The Board is not aware of any business to be conducted at the Annual Meeting of Shareowners other than the proposals described herein. However, should any other matter requiring a vote of the shareowners arise, the proxies named in the accompanying proxy will vote in accordance with their best judgment.

     In order for proposals of shareowners to be considered for inclusion in the proxy materials for the 1997 Annual Meeting of Shareowners, such proposals must be received by the Secretary of UPS not later than December 2, 1996.

     A COPY OF THE 1995 ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO: SECRETARY, UNITED PARCEL SERVICE OF AMERICA, INC., 55 GLENLAKE PARKWAY, NE, ATLANTA, GA 30328.

                              UNITED PARCEL SERVICE
                   LOGO
                                OF AMERICA, INC.

                             1996 STOCK OPTION PLAN

1. Purpose.

     The purpose of this Plan is to ensure continuity of management and increase the incentive for key managerial employees and non-employee members of the Board of the Company to make major contributions to effective management or direction of the Company by providing them with an opportunity to acquire equity interests in the Company in the manner contemplated by this Plan.

2. Definitions.

     As used in this Plan, the following definitions shall apply:

          "Board" means the Board of Directors of the Company or, when appropriate, the Executive Committee of the Board of Directors, acting for the Board.

          "Company" means United Parcel Service of America, Inc.

          "Current Price" of a Share at any time means the price per Share which the Board shall have determined to be the fair market value at which the Company may express its willingness to purchase Shares from shareowners who offer them for sale to the Company at that time.

          "Employee Optionee" means any Optionee other than an Outside Director Optionee.

          "Incentive Stock Option" means an Option that qualifies as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

          "Nonqualified Option" means an Option that is not an Incentive Stock Option.

          "Officer Compensation Committee" means the Officer Compensation Committee of the Board.

          "Option" means a right to purchase Shares under the terms and conditions of the Plan, as evidenced by an option certificate or agreement in such form, not inconsistent with the Plan, as the Committee may adopt for general use or for specific cases from time to time.

          "Optionee" means the person to whom an Option has been granted under the Plan and, where the context permits, the estate, personal representative or beneficiary to whom an Option has been transferred by will or the laws of descent and distribution.

          "Outside Director" means any member of the Board who is not, as of the date of grant of an Option, an employee of the Company or any Subsidiary.

          "Outside Director Formula" has the meaning set forth in subparagraph E of paragraph 7 of this Plan.

          "Outside Director Optionee" means any Optionee who is, as of the date of grant of an Option, an Outside Director.

          "Plan" means this United Parcel Service of America, Inc. 1996 Stock Option Plan.

          "Salary Committee" means the Salary Committee of the Board.

          "Shares" means shares of the Company's common stock, presently having a par value of $0.10 per share.

          "Subsidiary" means any corporation more than 50% of whose outstanding voting securities is owned by the Company or by one or more of the Company's other Subsidiaries.

          "UPS Managers Stock Trust" means a trust arrangement established by agreements conforming to the trust agreement made as of April 15, 1958, as heretofore or hereafter amended (the "UPS Managers Trust Agreement"), among certain employees of the Company and Fidelity Union Trust Company, as Trustee ("Fidelity"), or any successor trust arrangement.

     An Option shall be deemed "granted" under the Plan on the date of the action taken by the Salary Committee or Officer Compensation Committee approving the grant of an Option hereunder.

3. Plan Adoption and Term.

     A. This Plan, as amended and restated, shall become effective upon its adoption by the Board, and Options may be issued from time to time thereafter, provided however that if this Plan shall not receive shareowner approval at the 1996 Annual Meeting of Shareowners, then it shall be void and of no effect. In addition, in such an event, all Options granted under the Plan before the date of the 1996 Annual Meeting of Shareowners shall forthwith automatically terminate and be of no force and effect.

     B. No Option may be granted hereunder after March 31, 2001, but Options granted on or before that date may extend beyond such date in accordance with their terms.

4. Administration of the Plan.

     A. Subject to the provisions of paragraph 7 regarding grant of options and paragraph 16 regarding amendment of the Plan, this Plan shall be administered by the Salary Committee or, if the Salary Committee shall consist of fewer than two persons, by the Board. All actions taken by the Salary Committee with respect to the Plan shall be reported to the Board at the next regular meeting of the Board.

     B. The Salary Committee shall have authority to interpret the provisions of the Plan, to construe the terms of any Option, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations in the judgment of the Salary Committee necessary or desirable for the administration of the Plan. The Salary Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent it shall deem expedient to effectuate the purposes and intent of the Plan.

     C. Any power granted to the Salary Committee, either in this Plan or by the Board, may at any time be exercised by the Board. Any determination by the Salary Committee shall be subject to review and reversal or modification by the Board on its own motion, except that the Board may not impair the rights of Optionees under Options previously granted.

     D. Members of the Salary Committee, the Officer Compensation Committee, the Executive Committee, and the Board shall not be liable for any action or determination made by them in good faith.

5. Eligibility.

     Key managerial employees of the Company and its Subsidiaries, and Outside Directors, shall be eligible to participate in the Plan. All recipients of Options shall be selected on the basis of their having demonstrated an ability to contribute substantially to the effective management or direction of the Company and its Subsidiaries. Members of the Board shall be eligible to receive Options under the Plan, provided that: (i) a member shall not participate in any decision or action affecting such member other than a decision or action affecting all participants generally; and (ii) Outside Directors shall be eligible to receive only Nonqualified Options. No Option shall be issued under this Plan to any individual who at the time an Option might be granted hereunder owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or of any parent or subsidiary of the Company.

6. Limitation on the Number of Shares.

     Subject to adjustment as provided in paragraph 14, Options may be granted pursuant to the Plan for the purchase of not more than 30,000,000 Shares. If prior to its exercise in full by an Optionee, any Option is canceled or terminates or lapses in whole or part for any reason other than the termination of the Plan as a whole, the number of Shares not purchased thereunder shall forthwith become available again for allocation under new Options, including new Options to such Optionee, in accordance with the Plan.

7. Grant of Options.

     A. At any time during the term of this Plan, the Salary Committee may grant to any eligible employee who is (i) eligible under paragraph 5 hereof and (ii) not a member of the Board, a member of the Salary Committee, or a person who is an officer of the Company as defined in Rule 16a-1 under the Securities Exchange Act of 1934, an Option to purchase any number of the Shares reserved for issuance under the Plan, subject to prior allocation of Shares to the same or other persons and to the limitation of paragraph 6.

     B. At any time during the term of this Plan, the Officer Compensation Committee may grant to any eligible employee who is a member of the Board, a member of the Salary Committee, or an officer of the Company as defined in Rule 16a-1 under the Securities Exchange Act of 1934, an Option to purchase any number of the Shares reserved for issuance under the Plan, subject to prior allocation of Shares to the same or other persons and to the limitation of paragraph 6.

     C. At the time of grant of each Option to an Employee Optionee, the Salary Committee or the Officer Compensation Committee, as appropriate, shall designate such Option as an Incentive Stock Option or as a Nonqualified Option. However, the aggregate fair market value, as determined at the time the Option is granted, of the Shares with respect to which incentive stock options may become exercisable for the first time by an Optionee during any calendar year (under the Plan and any other stock option plan of the Company or any corporation which, at the time of the granting of such option, is a parent or subsidiary corporation of the Company) shall not exceed $100,000. To the extent that an Option designated as an Incentive Stock Option may be or become exercisable for a number of Shares exceeding the limitation of the preceding sentence, such Option shall be deemed to be an Incentive Stock Option with respect to the maximum number of Shares permissible under the preceding sentence and a Nonqualified Option with respect to any remaining Shares.

     D. At such time as the Salary Committee or the Officer Compensation Committee grants to any Employee Optionee an Option to purchase Shares pursuant to subparagraphs A or B of paragraph 7, it may also grant to such Employee Optionee a right to receive money at the time of exercise of the Option in an amount equal to a designated percentage of the amount by which the Current Price of the Shares subject to Option exceeds, at the time of exercise thereof, the option price.

     E. On the first day of each year, during the term of this Plan, on which any Option is granted to an Employee Optionee, each Outside Director shall be granted Options to purchase Shares, as provided in this subparagraph E of paragraph 7. Each Outside Director shall be granted Options to purchase that number of the Shares, equal to the Outside Director Formula, reserved for issuance under the Plan, subject to prior allocation of Shares to the same or other persons and to the limitation of paragraph 6. In the case of each Outside Director, the Outside Director Formula shall be 58.4% of such Outside Director's annual director's fee as in effect on the date such Option is granted, divided by the Current Price of one Share on such date. The Salary Committee may at any time and from time to time modify or amend the Outside Director Formula; provided, however, that the Salary Committee may not: (i) modify or amend the Outside Director Formula more often than once during any twelve month period;
(ii) without shareowner approval, modify or amend the Outside Director Formula in any respect that would materially increase the benefits accruing to Outside Directors under the Plan; and (iii) without the consent of an Outside Director Optionee, make any modification or amendment of the Outside Director Formula that would affect such Outside Director Optionee's rights under an Option previously granted. All Options granted to Outside Director Optionees shall be designated as Nonqualified Options.

8. Purchase Price, Delivery of Shares, and Payment.

     A. The purchase price for each Share represented by an Option shall be 100% of the Current Price of a Share at the time the Option is granted. Notwithstanding the foregoing, the purchase price per Share shall not be less than the par value of one Share.

     B. Payment of the purchase price for Shares purchased shall be made upon exercise of an Option by payment, (i) in cash, (ii) in Shares owned by the purchaser for at least six months prior to the date of exercise and valued at their then Current Price, or (iii) in any combination of cash and such Shares. Any payment in Shares shall be effected by the delivery thereof to the Secretary of the Company, endorsed in blank or accompanied by stock powers executed in blank. For such purpose, the Optionee may notify the Trustee under the UPS Managers Stock Trust, in writing, to transmit to the Secretary of the Company, endorsed in blank, Shares held by the Trustee for the Optionee's account under the UPS Managers Stock Trust.

     C. All Shares issued by the Company to Employee Optionees upon exercise of Options shall be subject to the UPS Managers Stock Trust. As a condition to the receipt of Shares upon exercise of an Option, the Employee Optionee shall execute and deliver to the Trustee of the UPS Managers Stock Trust a trust deposit agreement. The Company shall then deposit with or deliver to the Trustee the Shares issued to the Employee Optionee to be held by the Trustee in trust for such Employee Optionee's benefit pursuant and subject to the terms of the UPS Managers Trust Agreement.

     D. In the event that any Shares are issued or distributed by the Company to an Employee Optionee upon exercise of an Option on a date that is later than the date of termination of the Employee Optionee's employment with the Company and Subsidiaries (the "Termination Date"), then, for purposes of the UPS Managers Stock Trust, the Company's rights to repurchase the Shares so issued or distributed shall commence on the June 15 next following the first anniversary of the Termination Date and such Shares shall be treated as securities issued as a result of the distribution of rights appurtenant UPS common stock owned by the Employee Optionee and subject to the UPS Managers Stock Trust on the Termination Date.

     E. All Shares issued by the Company to Outside Director Optionees shall be subject to such agreements with respect to the repurchase of such Shares, similar in purpose and effect to the provisions of the UPS Managers Stock Trust, as the Salary Committee shall prescribe. As a condition to the receipt of Shares upon exercise of an Option, the Outside Director Optionee shall execute and deliver such agreements as the Salary Committee shall prescribe.

9. Duration of Options.

     Each Option and all rights thereunder shall expire five and one-half years from the date on which the Option is granted, and shall be subject to earlier termination as provided herein.

10. Conditions Relating to Exercise.

     A. Except as otherwise provided in Paragraph 11 hereof, no Option shall be exercisable until the expiration of five years from the date the Option is granted. Upon becoming exercisable, and subject to the provisions of Paragraph 11, an Option may be exercised only in its entirety and only during the 30-day period after the mailing date of the Company's Annual Report to Shareowners for the prior year.

     B. No Option shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution.

     C. All Options granted hereunder shall be exercisable during the lifetime of the Optionee only by the Optionee or the Optionee's guardian or legal representative.

     D. An Option shall be exercised as follows:

          (1) By delivering to the Company, at its principal office, to the attention of its Secretary, written notice of the number of Shares with respect to which the Option is being exercised; and

          (2) By paying the purchase price for the Shares in accordance with paragraph 8 hereof and any withholding tax required to be paid pursuant to paragraph 15 hereof.

     E. Notwithstanding any other provision in this Plan, no Option shall be exercisable unless and until (i) this amended and restated Plan has been approved by the shareowners of the Company, (ii) the Shares may be legally issued and sold to the Optionee, and (iii) the Optionee shall have executed such documents and taken such action as the Salary Committee reasonably shall deem advisable to assist the Company in complying with the requirements of any applicable law.

11. Effect of Termination of Employment or Service.

     A. In the event an Employee Optionee's employment with the Company and Subsidiaries shall terminate by reason of such Employee Optionee's retirement with the consent of the Company or in accordance with an applicable retirement plan, any Incentive Stock Option then held by such Employee Optionee, which shall not have lapsed or expired shall, at the election of the Employee
Optionee: (i) be or immediately become fully exercisable but only for a period ending on the earlier of a date three months following the date of retirement or the date of expiration of the Option in accordance with its terms; or (ii) be unaffected by such retirement. Any Nonqualified Option held by such an Employee Optionee shall be unaffected by such retirement.

     B. In the event an Employee Optionee's employment with the Company and Subsidiaries shall terminate by reason of such Employee Optionee's disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), any Incentive Stock Option then held by such Employee Optionee, which shall not have lapsed or expired shall, at the election of the Employee Optionee: (i) be or immediately become fully exercisable but only for a period ending on the earlier of a date one year following the date of termination of employment or the date of expiration of the Option in accordance with its terms; or (ii) be unaffected by such termination of employment. Any Nonqualified Option held by such an Employee Optionee shall be unaffected by such termination of employment.

     C. In the event of an Employee Optionee's death (including death while retired or disabled), any Option then held by such Employee Optionee which shall not have lapsed or expired shall be or immediately become fully exercisable at any time before the date of expiration of the Option in accordance with its terms.

     D. In the event an Employee Optionee shall cease to be employed by the Company and Subsidiaries for any reason other than those specified in subparagraphs A, B and C above, any Option then held by such Employee Optionee shall immediately terminate.

     E. Whether an authorized leave of absence or absence in government or military service constitutes a termination of employment shall be determined by the Salary Committee, and the Salary Committee's determination shall be final and conclusive on all persons affected thereby; provided, however, that if such leave of absence or other absence shall be deemed a termination of employment for purposes of the UPS Managers Stock Trust, it will also constitute a termination of employment for purposes of the Plan.

     F. In the case of any Option granted to an Outside Director Optionee, if such Outside Director Optionee ceases for any reason to be a member of the Board, then such Option shall be exercisable according to the following provisions, and shall terminate upon the expiration of the applicable exercise period, if any, specified in this subparagraph F of paragraph 11:

          (i) If an Outside Director Optionee ceases to be a member of the Board for any reason other than resignation, removal for cause or death, any such Option held by such Outside Director Optionee which shall not have lapsed or expired shall, at the election of the Outside Director Optionee: (I) be or immediately become fully exercisable but only for a period ending on the earlier of a date three months following the date on which such Outside Director Optionee ceases to be a member of the Board or the date of expiration of the Option in accordance with its terms; or (II) be unaffected.

          (ii) Except as provided in clause (iii) of this subparagraph F of paragraph 11, if during his term of office as a member of the Board an Outside Director Optionee resigns from the Board or is removed from office for cause, any Option held by the Outside Director Optionee which is not exercisable by the

     Outside Director Optionee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any Option held by the Outside Director Optionee which is exercisable by the Outside Director Optionee immediately prior to resignation or removal shall be exercisable in accordance with its terms.

          (iii) If during his term of office as a member of the Board an Outside Director Optionee's service on the Board shall terminate by reason of such Outside Director Optionee's disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code), any Option then held by such Outside Director Optionee, which shall not have lapsed or expired shall, at the election of the Outside Director Optionee: (I) be or immediately become fully exercisable but only for a period ending on the earlier of a date one year following the date on which such Outside Director Optionee ceases to be a member of the Board or the date of expiration of the Option in accordance with its terms; or (II) be unaffected.

          (iv) Following the death of an Outside Director Optionee (including death after ceasing, for any reason other than resignation or removal for cause, to be a member of the Board) any Option held by the Outside Director Optionee which shall not have lapsed or expired shall be or immediately become fully exercisable at any time before the date of expiration of the Option in accordance with its terms.

12. No Special Rights Respecting Employment or Rate of Compensation.

     Nothing contained in the Plan or in any Option shall confer upon any Employee Optionee any right with respect to the continuation of his or her employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary at any time to terminate an Employee Optionee's employment or to increase or decrease the compensation of any Optionee from the rate in existence at the time of the grant of an Option.

13. Rights as a Shareowner.

     The holder of an Option shall have no rights as a shareowner with respect to any Shares covered by the Option until the date such Shares are issued as provided in paragraph 8. Except as provided in paragraph 14 below, no adjustment shall be made for rights for which the record date occurs prior to the date such Shares are issued.

14. Antidilution Provisions.

     A. In the event of a stock dividend, stock split, or other subdivision, reclassification or combination of the common stock of the Company, the Salary Committee may make such adjustments in the number of Shares for which Options may be granted under the Plan, the number of Shares subject to unexercised Options, and the option prices as it deems equitable.

     B. In the event that the outstanding common stock of the Company is changed or converted into, or exchanged or exchangeable for, a different number or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation or combination, the Salary Committee may make such adjustments in the number and kind of Shares for which Options may be or may have been awarded under the Plan as it deems equitable; provided, however, that in the event of any contemplated transaction which may constitute a change in control of the Company, the Salary Committee, with the approval of a majority of the members of the Board who are not then holding Options, may modify any and all outstanding Options so as to accelerate, as a consequence of or in connection with such transaction, an Optionee's right to exercise any such Option.

     C. Each Optionee will be notified of any such adjustment and any such adjustment, or the failure to make such adjustment, shall be binding on the Optionee.

15. Withholding Taxes.

     Whenever Shares are to be issued or cash paid to an Optionee upon exercise of an Option, the Company shall have the right to require the Optionee to remit to the Company, as a condition of exercise of the Option, an amount sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise.

16. Amendment of the Plan.

     The Plan may at any time or from time to time be modified or amended by the affirmative votes of a majority of the Shares present, or represented, and entitled to vote at a meeting of the Company's shareowners. The Board or the Executive Committee of the Board may at any time and from time to time modify or amend the Plan in any respect, or terminate the Plan, except that, without shareowner approval the Board or the Executive Committee of the Board may not
(a) materially increase the benefits accruing to participants under the Plan,
(b) materially increase the number of Shares which may be issued under the Plan, or (c) materially modify the requirements as to eligibility for participation in the Plan. The termination, modification or amendment of the Plan shall not, without the consent of an Optionee, affect the Optionee's rights under an Option previously granted. With the consent of the Optionee, the Board or the Executive Committee of the Board may amend outstanding Options in a manner not inconsistent with the Plan.

                              UNITED PARCEL SERVICE
               UPS LOGO
                                OF AMERICA, INC.

                       INCENTIVE STOCK OPTION CERTIFICATE

                               (NOT TRANSFERABLE)
THIS CERTIFIES THAT ___________________________________________________________
("Optionee") has been granted an

                             INCENTIVE STOCK OPTION
to purchase ______________ shares of the common stock of UNITED PARCEL SERVICE OF AMERICA, INC., a corporation, at a price of $________ per share. This option is granted under and pursuant to the United Parcel Service of America, Inc. 1996 Stock Option Plan ("Plan") and is subject to the conditions and limitations set forth in the Plan as the same may be amended from time to time. All of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference and nothing herein contained shall be deemed to vary or be given effect as modifying the terms of the Plan.

THIS OPTION SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE AFTER THE EXPIRATION OF FIVE AND ONE-HALF YEARS FROM THE DATE HEREOF AND MAY BE EXERCISED ONLY IN THE MANNER PROVIDED IN THE PLAN.

This option is not transferable except by will or the laws of descent and distribution.

IN WITNESS WHEREOF, UNITED PARCEL SERVICE OF AMERICA, INC. has caused this Stock
Option Certificate to be issued as of                , 19  (the date of grant).

ATTEST:  [Corporate Seal]                         UNITED PARCEL SERVICE OF
                                                  AMERICA, INC.

- ------------------------------------------        ------------------------------------------

                              UNITED PARCEL SERVICE
               UPS LOGO
                                OF AMERICA, INC.

                     NONQUALIFIED STOCK OPTION CERTIFICATE

                               (NOT TRANSFERABLE)
THIS CERTIFIES THAT __________________________________________________________
("Optionee") has been granted a

                           NONQUALIFIED STOCK OPTION
to purchase ______________ shares of the common stock of UNITED PARCEL SERVICE OF AMERICA, INC., a corporation, at a price of $______________ per share. This option is granted under and pursuant to the United Parcel Service of America, Inc. 1996 Stock Option Plan ("Plan") and is subject to the conditions and limitations set forth in the Plan as the same may be amended from time to time. All of the terms and provisions of the Plan, as amended from time to time, are incorporated herein by reference and nothing herein contained shall be deemed to vary or be given effect as modifying the terms of the Plan.

THIS OPTION SHALL EXPIRE AND BE VOID AND SHALL NOT BE EXERCISABLE AFTER THE EXPIRATION OF FIVE AND ONE-HALF YEARS FROM THE DATE HEREOF AND MAY BE EXERCISED ONLY IN THE MANNER PROVIDED IN THE PLAN.

This option is not transferable except by will or the laws of descent and distribution.

IN WITNESS WHEREOF, UNITED PARCEL SERVICE OF AMERICA, INC. has caused this Stock
Option Certificate to be issued as of                , 19  (the date of grant).

ATTEST:  [Corporate Seal]                         UNITED PARCEL SERVICE OF
                                                  AMERICA, INC.

- ------------------------------------------        ------------------------------------------

                                                                                       765 BROAD STREET
FIRST FIDELITY BANK, N.A., NEW JERSEY                                                  NEWARK, N.J. 07101
  NOW, FIRST UNION NATIONAL BANK                                                       TELEPHONE 1-800-458-0924

                                                                  March 31, 1996

TO MEMBERS OF THE UPS STOCK TRUSTS:

     We have been advised that the Annual Meeting of Shareowners of United Parcel Service of America, Inc. (the "Corporation") will be held at 1209 Orange Street, Wilmington, Delaware, on May 9, 1996, at 9:00 A.M. A copy of the Notice of Meeting and Proxy Statement, and a Letter of Instructions to execute the proxy, which is being solicited on behalf of the Board of Directors of the Corporation, are enclosed.

     Under the applied trust agreement, we are to notify you of the time and place of the meeting and offer to furnish you, and furnish if requested, a proxy permitting you to vote at the meeting the number of shares of capital stock of the Corporation held by us under the trust for you. If you want such a proxy, please advise us.

     If you wish your stock voted as indicated in the enclosed Letter of Instructions, please date, sign and return the letter to us in the addressed envelope which requires no postage.

     If we do not hear from you prior to May 3, 1996, we will execute and deliver to Joseph R. Moderow, the Secretary of the Corporation, a proxy to vote all shares for which no proxy has been requested and for which we have not received a Letter of Instructions.

                            Very truly yours,

                            FIRST FIDELITY BANK, N.A., NEW JERSEY
                               NOW, FIRST UNION NATIONAL BANK
                            Trustee, UPS Stock Trusts

                                                                                       765 BROAD STREET
FIRST FIDELITY BANK, N.A., NEW JERSEY                                                  NEWARK, N.J. 07101
     NOW, FIRST UNION NATIONAL BANK                                                    TELEPHONE 1-800-458-0924

                                                                  March 31, 1996

TO MEMBERS OF THE UPS STOCK TRUST:

     We have been advised that the Annual Meeting of Shareowners of United Parcel Service of America, Inc. (the "Corporation") will be held at 1209 Orange Street, Wilmington, Delaware, on May 9, 1996, at 9:00 A.M. A copy of the Notice of Meeting and Proxy Statement, and a Letter of Instructions to execute the proxy, which is being solicited on behalf of the Board of Directors of the Corporation, are enclosed.

     Under the applicable trust agreement, we are to notify you of the time and place of the meeting and offer to furnish to you, and furnish if requested, a proxy permitting you to vote at the meeting the number of shares of capital stock of the Corporation held by us under the trust for you. If you want such a proxy, please advise us.

     If you wish your stock voted as indicated in the enclosed Letter of Instructions, please date, sign and return the letter to us in the addressed envelope which requires no postage.

     If we do not hear from you prior to May 3, 1996, we will execute and deliver to Joseph R. Moderow, the Secretary of the Corporation, a proxy to vote all shares for which no proxy has been requested and for which we have not received a Letter of Instructions.

                            Very truly yours,

                            FIRST FIDELITY BANK, N.A., NEW JERSEY
                               NOW, FIRST UNION NATIONAL BANK
                            Trustee, UPS Stock Trust

                                                                                       765 BROAD STREET
FIRST FIDELITY BANK, N.A., NEW JERSEY                                                  NEWARK, N.J. 07101
  NOW, FIRST UNION NATIONAL BANK                                                       TELEPHONE 1-800-458-0924

                                                                  March 31, 1996

TO PARTICIPANTS IN THE ANNIE E. CASEY
   FOUNDATION STOCK COMPENSATION PLAN:

     We have been advised that the Annual Meeting of Shareowners of United Parcel Service of America, Inc. (the "Corporation") will be held at 1209 Orange Street, Wilmington, Delaware, on May 9, 1996, at 9:00 A.M. A copy of this Notice of Meeting and Proxy Statement, and a Letter of Instructions to execute the proxy, which is being solicited on behalf of the Board of Directors of the Corporation, are enclosed.

     Under the applicable agreement, we are to notify you of the time and place of the meeting and offer to furnish you, and furnish if requested, a proxy permitting you to vote at the meeting the number of shares of capital stock of the Corporation held by us under the trust for you. If you want such a proxy, please advise us.

     If you wish your stock voted as indicated in the enclosed Letter of Instructions, please date, sign and return the letter to us in the addressed envelope which requires no postage.

     If we do not hear from you prior to May 3, 1996, we will execute and deliver to Joseph R. Moderow, the Secretary of the Corporation, a proxy to vote all shares for which no proxy has been requested and for which we have not received a Letter of Instructions.

                            Very truly yours,

                            FIRST FIDELITY BANK, N.A., NEW JERSEY
                               NOW, FIRST UNION NATIONAL BANK

                                                                    Appendix A


                     UNITED PARCEL SERVICE OF AMERICA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  LETTER OF INSTRUCTIONS TO EXECUTE PROXY FOR ANNUAL MEETING OF SHAREOWNERS OF
             PROXY FOR ANNUAL MEETING OF SHAREOWNERS - MAY 9, 1996

United Parcel Service of America, Inc.
ATTN: Secretary
55 Glenlake Parkway, N.E.
Atlanta, Georgia 30328

         The undersigned hereby appoints KENT C. NELSON and JOSEPH R. MODEROW, or either of them, with power of substitution, as attorneys and proxies to vote all of the shares of stock outstanding in the name of the undersigned as of March 11, 1996 at the annual meeting of shareowners of United Parcel Service of America, Inc. ("UPS") to be held at the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, on May 9, 1996, and at any or all adjournments thereof; and the undersigned hereby instructs and authorizes said attorneys to vote:

1. ELECTION OF DIRECTORS    FOR ALL NOMINEES LISTED BELOW          WITHHOLD AUTHORITY
                            (except as marked to the contrary      to vote for all nominees listed below / /
                             below) / /

       John W. Alden, William H. Brown, III, Robert J. Clanin, Carl Kaysen, James P. Kelly, Gary E. MacDougal, Joseph R. Moderow,
       Kent C. Nelson, Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Robert M. Teeter and Calvin E. Tyler, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

- --------------------------------------------------------------------------------

2. FOR / /        AGAINST / /        ABSTAIN / /     approval of the UPS 1996
                                                     Stock Option Plan.
3. FOR / /        AGAINST / /        ABSTAIN / /     the appointment of
                                                     Deloitte & Touche LLP,
                                                     as auditors for UPS
                                                     and its subsidiaries for
                                                     the year ending December
                                                     31, 1996.


4. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.
Dated this           day of           , 1996.

- ----------------------------------------------                  ------------------------------------------------------
SIGNATURE (sign exactly as name appears hereon)                 SIGNATURE OF CO-OWNER IF ANY
                                                                For joint accounts, all co-owners must sign. Executors,
                                                                administrators, custodians, trustees, etc. should so
                                                                indicate when signing.

           Return this sheet in the enclosed Business Reply Envelope.

                           ANNIE E. CASEY FOUNDATION

  LETTER OF INSTRUCTIONS TO EXECUTE PROXY FOR ANNUAL MEETING OF SHAREOWNERS OF
                     UNITED PARCEL SERVICE OF AMERICA, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FIRST FIDELITY BANK, now FIRST UNION
P.O. BOX 41784
Philadelphia, PA 19101-1784

Gentlemen:
         In connection with the annual meeting of shareowners of United Parcel Service of America, Inc. to be held in Wilmington, Delaware, on May 9, 1996, you are hereby instructed and directed to deliver a proxy to Kent C. Nelson and Joseph R. Moderow, or either of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding for the benefit of the undersigned as of March 11, 1996.

1. ELECTION OF DIRECTORS             FOR ALL NOMINEES LISTED BELOW             WITHHOLD AUTHORITY
                                     (except as marked to the contrary          to vote for all nominees listed below / /
                                      below) / /


       John W. Alden, William H. Brown, III, Robert J. Clanin, Carl Kaysen, James P. Kelly, Gary E. MacDougal, Joseph R. Moderow,
       Kent C. Nelson, Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Robert M. Teeter and Calvin E. Tyler, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

- --------------------------------------------------------------------------------

2. FOR / /        AGAINST / /        ABSTAIN / /        approval of the UPS 1996
                                                        Stock Option Plan.
3. FOR / /        AGAINST / /        ABSTAIN / /        the appointment of
                                                        Deloitte & Touche LLP,
                                                        as auditors for UPS
                                                        and its subsidiaries
                                                        for the year ending
                                                        December 31, 1996.

4. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.
Dated this           day of           , 1996.

- ----------------------------------------------                  ------------------------------------------------------
SIGNATURE (sign exactly as name appears hereon)                 SIGNATURE OF CO-OWNER IF ANY
                                                                For joint accounts, all co-owners must sign. Executors,
                                                                administrators, custodians, trustees, etc. should so
                                                                indicate when signing.


           Return this sheet in the enclosed Business Reply Envelope.

                               UPS STOCK TRUSTS,
  WHICH INCLUDE THE FOLLOWING: THE UPS STOCK TRUST, UPS MANAGERS STOCK TRUST,
                        OR THE UPS EMPLOYEES STOCK TRUST

  LETTER OF INSTRUCTIONS TO EXECUTE PROXY FOR ANNUAL MEETING OF SHAREOWNERS OF
                     UNITED PARCEL SERVICE OF AMERICA, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FIRST FIDELITY BANK, now FIRST UNION
P.O. Box 41784
Philadelphia, PA 19101-1784

Gentlemen:
         In connection with the annual meeting of shareowners of United Parcel Service of America, Inc. to be held in Wilmington, Delaware, on May 9, 1996, you are hereby instructed and directed to deliver a proxy to Kent C. Nelson and Joseph R. Moderow, or either of them, with power of substitution, instructing and authorizing them to vote all shares which you are holding for the benefit of the undersigned in the various UPS stock trusts as of March 11, 1996.

1. ELECTION OF DIRECTORS    FOR ALL NOMINEES LISTED BELOW             WITHHOLD AUTHORITY
                            (except as marked to the contrary         to vote for all nominees listed below / /
                             below) / /


       John W. Alden, William H. Brown, III, Robert J. Clanin, Carl Kaysen, James P. Kelly, Gary E. MacDougal, Joseph R. Moderow,
       Kent C. Nelson, Victor A. Pelson, John W. Rogers, Charles L. Schaffer, Robert M. Teeter and Calvin E. Tyler, Jr.

INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.

- --------------------------------------------------------------------------------

2. FOR / /        AGAINST / /        ABSTAIN / /   approval of the UPS 1996
                                                   Stock Option Plan.
3. FOR / /        AGAINST / /        ABSTAIN / /   the appointment of
                                                   Deloitte & Touche LLP,
                                                   as auditors for UPS
                                                   and its subsidiaries for
                                                   the year ending December
                                                   31, 1996.

4. In their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareowner. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3 and 4.
Dated this           day of           , 1996.

- ----------------------------------------------                  ------------------------------------------------------
SIGNATURE (sign exactly as name appears hereon)                 SIGNATURE OF CO-OWNER IF ANY
                                                                For joint accounts, all co-owners must sign. Executors,
                                                                administrators, custodians, trustees, etc. should so
                                                                indicate when signing.


  Return this sheet to First Fidelity/now First Union in the enclosed Business
                                Reply Envelope.